Exhibit 32.2

Certification of Chief Financial Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. Section 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of WNS (Holdings)Limited (the “Company”) hereby certifies, to such officer’s knowledge, that:

(i)

the accompanying quarterly report on Form 10-Q of the Company for the quarter ended December 31, 2024 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 06, 2025

By:	/s/ Arijit Sen
Name:	Arijit Sen
Title:	Group Chief Financial Officer (Principal Financial and Accounting Officer and Authorized Signatory)

The foregoing certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. Section 1350, and is not being “filed” either as part of the Report or as a separate disclosure statement, and is not to be incorporated by reference into the Report or any other filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing. The foregoing certification shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of Section 18 or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.